EXHIBIT 16.1

CliftonLarsonAllen LLP
CLAconnect.com

December 22, 2022

Securities and Exchange Commission

Washington, D.C. 20549

We have read the statements made by Bridgewater Bancshares, Inc. pursuant to Item 4.01(a) of the Current Report on Form 8-K dated December 22, 2022, which we understand will be filed with the Securities and Exchange Commission.  We agree with the statements concerning our firm in such Form 8-K.

/s/ CliftonLarsonAllen LLP

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